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                             September 18, 1996



Unity First Acquisition Corp.
245 Fifth Avenue - Suite 1500
New York, New York  10016

    Re:  Registration Statement on Form S-1
         Under the Securities Act of 1933

Gentlemen:

    In our capacity as counsel to Unity First Acquisition Corp., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form S-1, as amended, heretofore filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering (i) 1,250,000 shares of Common Stock (the "Shares"), (ii) 1,250,000 Class A common stock purchase warrants to purchase an identical number of shares of Common Stock (the "Class A Warrants"), (iii) 1,250,000 Class B common stock purchase warrants to purchase an identical number of shares of Common Stock (the "Class B Warrants", and collectively with the Class A Warrants, the "Warrants"), (iv) 2,500,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Stock"), (v) 187,500 shares of Common Stock (the "Over-Allotment Stock"), (vi) 187,500 Class A Warrants to purchase an identical number of shares of Common Stock (the "Class A Over-Allotment Warrants") (vii) 187,500 Class B Warrants to purchase an identical number of shares of Common Stock (the "Class B Over-Allotment Warrants", and collectively with the Class A Over-Allotment Warrants, the "Over-Allotment Warrants"), (viii) 375,000 shares of Common Stock issuable upon exercise of the Over-Allotment Warrants (the "Over-Allotment Warrant Stock"), (ix) warrants issuable to the underwriters named in the Registration Statement to purchase Units (the "Underwriters' Unit Warrants"), consisting of (A) 125,000 shares of Common Stock (the "Underwriters' Stock"),
(B) 125,000 Class A Warrants to purchase an identical number of shares of Common Stock (the "Underwriters' Class A Warrants") and (C) 125,000 Class B Warrants to purchase an identical number of shares of Common Stock (the "Underwriters' Class B Warrants", and collectively with the Underwriters' Class A Warrants, the "Underwriters' Warrants"), (x) 250,000 shares of Common Stock


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Unity First Acquisition Corp.
September 18, 1996
Page 2

issuable upon exercise of the Underwriters' Warrants (the "Underwriters' Warrant Stock"), (xi) 100,000 Class A Warrants beneficially owned by the directors of the Company to purchase an identical number of shares of Common Stock (the "Directors' Class A Warrants"), (xii) 100,000 Class B Warrants beneficially owned by the directors of the Company to purchase an identical number of shares of Common Stock (the "Directors' Class B Warrants" and collectively with the Directors' Class A Warrants, the "Directors' Warrants"), and (xiii) 200,000 shares of Common Stock issuable upon exercise of the Directors' Warrants (the "Directors' Warrant Stock").

    In that connection, we have examined the Certificate of Incorporation, and the By-Laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Shares, Warrants, Warrant Stock, Over-Allotment Stock, Over-Allotment Warrants, Over-Allotment Warrant Stock, Underwriters' Unit Warrants, Underwriters' Stock, Underwriters' Warrants, Underwriters' Warrant Stock, Directors' Warrants and Directors' Warrant Stock, respectively, and such other instruments and documents as we have deemed relevant under the circumstances.

    In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

    Based upon and subject to the foregoing, we are of the opinion that:

    (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

    (2) The Shares, Warrant Stock, Over-Allotment Stock, the Over-Allotment Warrant Stock, Underwriters' Stock, Underwriters' Warrant Stock and Directors' Warrant Stock have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

    (3) The Warrants, Over-Allotment Warrants, Underwriters' Unit Warrants, Underwriters' Warrants and Directors' Warrants have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued.

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Unity First Acquisition Corp.
September 18, 1996
Page 3


    We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                             Very truly yours,

                             PARKER DURYEE ROSOFF & HAFT



                             By:/s/Ira Roxland
                                --------------------------
                                A Member of the Firm